UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2026

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646		13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain     Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On June 19, 2026, Lippert Components, Inc. (“LCI”), a subsidiary of LCI Industries (the “Company”), entered into amended and restated executive employment agreements with each of Ryan R. Smith (Group President, North America) and Jamie M. Schnur (President, Aftermarket & Technology Groups) (each, an “A&R Employment Agreement”) effective as of June 19, 2026 (the “effective date”). The A&R Employment Agreements amend and restate the existing employment agreements with Mr. Smith and Mr. Schnur (each, an “executive”) and provide that the employment period under each agreement will continue until terminated in accordance with its terms upon a termination of employment.

The A&R Employment Agreements provide that upon Mr. Smith’s or Mr. Schnur’s “Approved Retirement” or death during employment, each executive will be eligible to receive the same severance compensation and benefits such executive is eligible to receive upon a termination by LCI for a reason other than “cause” or upon a resignation for “good reason” under the applicable A&R Employment Agreement. An “Approved Retirement” will occur if the executive’s employment is terminated for any reason, other than under circumstances constituting cause, on or following the first anniversary of the effective date, subject to extension to up to eighteen months following the effective date in certain circumstances involving specified corporate transactions initiated by the Company. The A&R Employment Agreements apply the definition of Good Reason set forth in the A&R Employment Agreements to stock-based incentive awards held by the executives.

Mr. Smith’s A&R Employment Agreement reduces the severance multiple applicable to his cash severance from three times to two times base salary and average bonus and reduces the related severance payment period and post-employment restrictive covenant period from 36 months to 24 months.

The foregoing descriptions of the A&R Employment Agreements are summaries of the material terms of the amendments to the existing employment agreements and are qualified in their entirety by the full text of the A&R Employment Agreements. Copies of the A&R Employment Agreements are expected to be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Lillian D. Etzkorn Lillian D. Etzkorn Chief Financial Officer

Dated:	June 23, 2026